Morgan Stanley High Yield Securities Inc.
                          Item 77(O) 10F-3 Transactions
                     September 30, 2003 - February 29, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

                                                                      Goldman
  Kraton                                                              Sachs &
 Polymers                                                             Co, UBS
 Capital    12/11/  2,000,   $100.0 $200,000  560,00   0.03%   0.08  Investment
Corporatio    03      000      0      ,000       0              %      Bank,
    n                                                                  Credit
                                                                       Suisse
                                                                       First
                                                                     Boston and
                                                                       Morgan
                                                                      Stanley


                                                                       Credit
Elizabeth   01/08/  2,250,   $100.0 $225,000   4,900   0.22%   0.07    Suisse
  Arden,      04      000      0      ,000                      5      First
   Inc.                                                               Boston,
                                                                       Morgan
                                                                      Stanley
                                                                      and CIBC
                                                                       World
                                                                      Markets

  Primus    01/13/  2,000,   $100.0 $200,000  17,200   0.72%   0.24    Lehman
  Tele-       04      000      0      ,000                      %    Brothers,
communicat                                                             Morgan
   ions                                                               Stanley
 Holding,                                                               and
   Inc.                                                              Jefferies
                                                                     & Company
                                                                        Inc